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                                  Exhibit 10.13



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              1990 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                                       OF
                       TRIMARK HOLDINGS, INC., AS AMENDED

1.   PURPOSE.

     The purpose of this 1990 Stock Option and Stock Appreciation Rights Plan (the "Plan") of Trimark Holdings, Inc., a Delaware corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from stock ownership and participation in stock appreciation by selected employees of the Company or its subsidiaries, Directors or consultants ("Participants") as a committee of the Board of Directors constituted for the purpose, may from time to time determine. This Plan will provide a means whereby (i) such employees may purchase shares of the Common Stock of the Company pursuant to options that will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) such employees, Directors and consultants may purchase shares of the Common Stock of the Company pursuant to "nonqualified stock options" and (iii) such employees, Directors and consultants may acquire the right to participate in the appreciation of the Common Stock of the Company pursuant to "stock appreciation rights." Incentive stock options and nonqualified stock options are sometimes referred to collectively as "options."

2.   ADMINISTRATION.

      2.1. This Plan shall be administrated by a committee of the Board of Directors consisting of two or more Directors of the Company (the "Committee") who are "Non-Employee Directors" as that term is defined in Rule 16b-3(b)(3) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the event that two or more members of the Board are not Non-Employee Directors, the Committee shall be comprised of at least two Directors, and in such case, any grants or awards hereunder to a Participant subject to Section 16 of the Exchange Act shall also be approved by the Board of Directors of the Company. If two or more members of the Board of Directors of


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the Company are "Outside Directors" as defined herein, the Committee shall be comprised of at least two Board members, all of whom are Outside Directors and Non-Employee Directors. "Outside Director" shall mean any Director other than a Director who is (i) a current employee of the Company or any Parent or Subsidiary of the Company, (ii) a former employee of the Company or any Parent or Subsidiary of the Company who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) a current or former officer of the Company or any Parent or Subsidiary of the Company or (iv) currently receiving compensation, directly or indirectly, for personal services in any capacity, other than as a director, from the Company or any Parent or Subsidiary of the Company; provided, however, that at such time as the term "Outside Director," as is used in Section 162(m) of the Code is defined under regulations promulgated under such Code Section, "Outside Director" shall have the meaning set forth in such regulations, as amended from time to time and as interpreted by the Internal Revenue Service. "Parent" shall mean a parent corporation, whether now or hereafter existing, as defined in Sections 425(e) and (g) of the Code. "Subsidiary" shall mean a subsidiary corporation, whether now or hereafter existing, as defined in Sections 425(e) and (g) of the Code. Any action of the Committee with respect to administration of this Plan shall be taken by a majority vote or written consent of its members.

      2.2. Subject to the provisions of this Plan, the Committee shall have authority (i) to construe and interpret this Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to this Plan, (iv) to determine the individuals to whom and the time or times at which options or stock appreciation rights shall be granted, whether any options granted will be incentive stock options or nonqualified stock options, the number of shares to be subject to each option or stock appreciation right, the exercise price of an option or the Initial Value of a stock appreciation right, (subject to the limitations set forth in Section 6 hereof) the number of installments, if any, in which each option or stock appreciation right may be exercised, and the duration of each option or stock appreciation right, (v) to approve and determine the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of this Plan, and (vi) to make all


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other determinations necessary or advisable for the administration of this Plan.
All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in this Plan and their legal representatives and beneficiaries.

3.   SHARES SUBJECT TO THIS PLAN.

     Subject to adjustment as provided in Paragraph 15 hereof, the shares to be issued under this Plan shall consist of the Company's authorized but unissued Common Stock, and the aggregate amount of such stock which may be issued upon exercise of all options under the Plan shall not exceed 820,000 shares. If any options granted under this Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under this Plan. Subject to adjustment as provided in Paragraph 15 hereof, the aggregate number of stock appreciation rights that may be granted under this Plan shall not exceed 820,000 with a corresponding reduction for any options (other than Related Options as defined in Paragraph 7.4 hereof) outstanding under this Plan. If any stock appreciation rights granted under this Plan should expire or terminate for any reason without having been exercised in full, the unexercised stock appreciation
rights shall again be available to be granted under this Plan.   Notwithstanding
the foregoing, commencing July 1, 1994, during any fiscal year of the Company, no Participant shall be granted options and stock appreciation rights that are issuable for more than 200,000 shares of Common Stock, subject to adjustment as provided in Paragraph 15 hereof.

4.   ELIGIBILITY AND PARTICIPATION.

      4.1. All regular salaried employees of the Company or any Subsidiary shall be eligible to receive incentive stock options, nonqualified stock options and stock appreciation rights. Directors of the Company or any Subsidiary are not eligible to receive incentive stock options, but are eligible to receive nonqualified stock options and stock appreciation rights.

      4.2. No incentive stock options may be granted to any employee who, at the time the incentive stock option is granted, owns shares possessing more than ten percent of the total


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combined voting power of all classes of stock of the Company (or of its
Subsidiaries) unless the exercise price of such incentive stock option is at least one hundred ten percent of the fair market value of the stock subject to the incentive stock option and such incentive stock option by its terms is not exercisable after the expiration of five years from the date such incentive stock option is granted, determining fair market value as of the date each respective option is granted.

      4.3. The aggregate fair market value of the Common Stock for which incentive stock options granted to any one employee under this Plan or any other incentive stock option plan of the Company may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining fair market value as of the date each respective option is granted.

      4.4. All options and stock appreciation rights granted under this Plan shall be granted within ten years from May 22, 1990.

5.   DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS.

     Each option and stock appreciation right and all rights associated therewith shall expire on such date as the Board of Directors or the Committee may determine, but in no event later than ten years from the date on which the option or stock appreciation right is granted, and shall be subject to earlier termination as provided herein.

6.   PRICE AND EXERCISE OF OPTIONS.

      6.1. The exercise price of the Common Stock covered by each option shall be determined by the Committee, but in the case of an incentive stock option shall not be less than one hundred percent of the fair market value of such Common Stock on the date the incentive stock option is granted, provided, however, that if the optionee owns at least 10% of the then outstanding shares of the Common Stock, then the exercise price shall be at least one hundred ten percent (110%) of the fair market value per share of the Common Stock on the date such option is granted. The purchase price of the Common Stock upon exercise of an option shall be paid in full at the time of exercise (i) in cash or by certified or cashier's check payable to the order of the Company,


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(ii) by cancellation of indebtedness owed by the Company to the Participant,
(iii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the Participant, (iv) if authorized by the Committee or if specified in the option being exercised, by a promissory note made by the Participant in favor of the Company, subject to terms and conditions determined by the Committee, secured by the Common Stock issuable upon exercise, and in compliance with applicable law (including, without limitation, state corporate and federal margin requirements), (v) by any combination thereof, or (vi) in such other manner as the Committee may specify in order to facilitate the exercise of options by the holders thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined in accordance with Paragraph 8 hereof.

      6.2. No option granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including without limitation, federal and state securities laws and regulations). Each option shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine; provided, however, that unless otherwise determined by the Committee, if the Participant shall not in any given installment period purchase all of the shares which the Participant is entitled to purchase in such installment period, then such Participant's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the Participant's option. No option may be exercised for a fraction of a share and no partial exercise of any option may be for less than ten shares.

7.   TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

     All stock appreciation rights shall be evidenced by a Certificate of Grant (sometimes referred to herein as the "Certificate") in such form as the Committee shall from time to time approve. A grant of stock appreciation rights shall be subject to the following terms and conditions:

      7.1. Each stock appreciation right shall entitle a Participant to an amount (the "Appreciation") equal to the excess of the Exercise Value of one share of Common Stock over the


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Initial Value of one share of Common Stock.  The Initial Value of each stock appreciation right shall be specified in the Certificate of Grant. The Exercise Value of each stock appreciation right shall be the fair market value of a share of Common Stock on the date the stock appreciation right is exercised, determined as set forth in Paragraph 8. The total Appreciation available to a Participant from the exercise of any stock appreciation right shall be equal to the number of stock appreciation rights exercised, multiplied by the amount of Appreciation per stock appreciation right. Participants acknowledge that a stock appreciation right is a method of incentive compensation for key employees, Directors and consultants and does not constitute an offering or sale of Common Stock to anyone.

      7.2. The Appreciation available to a Participant upon exercise of the Participant's stock appreciation rights shall be paid to the Participant in cash or Common Stock as determined by the Committee. If payment is made in Common Stock of the Company, then the fair market value of the Common Stock for purposes of calculating the number of shares of Common Stock that shall be issued to pay the Appreciation of a stock appreciation right shall be based upon the fair market value of the Common Stock as determined in Paragraph 8 on the date of exercise of the stock appreciation right. If the total Appreciation is paid in Common Stock, the total Appreciation will be reduced to the largest amount divisible by the fair market value of one share of Common Stock. Appreciation shall be paid as compensation and without interest by the Company as specified in the Certificate of Grant.

      7.3. A maximum of 820,000 stock appreciation rights may be granted, subject to a reduction for any options (other than Related Options as defined in Paragraph 7.4) outstanding under this Plan. Such stock appreciation rights shall have an Initial Value of no less than the fair market value of a share of Common Stock as determined in Paragraph 8 as of the date of grant of the stock appreciation right.

      7.4. A stock appreciation right (a "Related Right") may be granted under this Plan pursuant to a Certificate of Grant providing that the exercise of the stock appreciation right affects the exercise of an option granted pursuant to this Plan


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(the "Related Option").  Unless the Certificate of Grant pursuant to which the
Related Right is granted provides otherwise, the Related Right may be exercised only to the extent to which the Related Option is exercisable. Upon the exercise or termination of the Related Right, the Related Option shall cease to be exercisable and shall be canceled to the extent of the number of shares with respect to which the Related Right was exercised or terminated. Upon the exercise or termination of the Related Option, the Related Right shall cease to be exercisable and shall be canceled to the extent of the number of shares to which the Related Option was exercised or terminated. In addition to the foregoing, if the Related Option is an "incentive stock option" granted pursuant to this Plan, then the Related Right must satisfy the following conditions.

          (i) The Related Right must be granted only at the time of grant of the Related Option;

          (ii) The Related Right must expire no later than the expiration of the Related Option;

           (iii)The Related Right must be granted for an amount of Appreciation equal to or less than one hundred percent of the difference between the exercise price of the Related Option and the market price of the Common Stock subject to the Related Option at the time the Related Right is exercised;

          (iv) The Related Right may be transferable only when the Related Option is transferable, and only under the same conditions;

          (v) The Related Right may be exercised only when the Related Option is eligible to be exercised; and

          (vi) The Related Right may be exercised only when the market price of the Common Stock subject to the Related Option exceeds the exercise price of the Related Option.

      7.5. No stock appreciation right granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including without limitation, federal and state securities laws and regulations). Each stock appreciation right shall be exercisable in such


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installments during the period prior to its expiration date as the Committee shall determine; provided, however, that, unless otherwise determined by the Committee, if the Participant shall not in any given installment period exercise all of the stock appreciation rights which the Participant is entitled to exercise in such installment period, then the Participant's right to exercise any stock appreciation rights not exercised in such installment period shall continue until the expiration date or sooner termination of the Participant's stock appreciation right.

8.   FAIR MARKET VALUE OF COMMON STOCK.

     The fair market value of a share of Common Stock of the Company for purposes of this Plan shall be the closing price or last trade price of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function) or, if such shares are then traded on a principal stock exchange, by reference to the closing price of a share on the principal stock exchange on which such shares are traded, in each case as reported by The Wall Street Journal for the business day immediately preceding the date on which the fair market value is determined (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

9.   WITHHOLDING TAX.

     Upon (i) the disposition by an employee of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to this Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option, (ii) the exercise of a nonqualified stock option, or (iii) the exercise of a stock appreciation right, the Company shall have the right to require such employee, and such employee by accepting the options or stock appreciation rights granted under this Plan agrees, to pay the Company the amount of any taxes which the Company may be required to withhold with respect thereto and the Company shall not be obligated to issue certificates representing the shares of Common Stock to be acquired through the exercise of such options if the optionee fails to provide the Company with adequate assurance that such optionee will pay such amounts to the Company as hereinabove required. In the event of (i) or (ii), or in the


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event of (iii) if the Appreciation is paid with Common Stock, then such employee or other person may elect to pay the amount of any taxes which the Company may be required to withhold by delivering to the Company shares of the Company's Common Stock having a fair market value determined in accordance with Paragraph
8 hereof equal to the withholding tax obligation determined by the Company.
Such shares so delivered may be either shares withheld by the Company upon the exercise of the option or stock appreciation right or other shares.

10.  NONTRANSFERABILITY.

     Except as otherwise provided by the Committee at the time of grant or otherwise, an option or stock appreciation right granted under this Plan shall, by its terms, be nontransferable by the holder either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the holder's lifetime only by the holder, regardless of any community property interest therein of the spouse of the holder, or such spouse's successors in interest. If the spouse of the holder shall have acquired a community property interest in an option or stock appreciation right, the holder, or the holder's permitted successors in interest, may exercise the option or stock appreciation right on behalf of the spouse of the holder or such spouse's successors in interest.

11.  HOLDING OF STOCK AFTER EXERCISE OF OPTION.

     At the discretion of the Committee, any option or stock appreciation right may provide that the Participant, by accepting such option or stock appreciation right, represents and agrees, for the Participant and the Participant's permitted transferees that none of the shares acquired upon exercise of an option or stock appreciation right will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act by such person.


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12.  TERMINATION OF EMPLOYMENT.

     If a holder of an incentive stock option ceases to be employed by the Company or a Subsidiary for any reason other than the holder's death or permanent disability (within the meaning of Section 105(d)(4) of the Code), the holder's incentive stock options shall immediately become void and of no further force or effect; provided, however, that if such cessation of employment shall be due to the holder's voluntary resignation with the consent of the Board of Directors of the Company or the Committee, expressed in the form of a written resolution, or shall be due to the holder's retirement under the provisions of any pension or retirement plan of the Company or such Subsidiary then in effect, then within three months after the date the holder ceases to be an employee of the Company or such Subsidiary such incentive stock option may be exercised to the extent exercisable on the date of such cessation of employment. A leave of absence approved in writing by the Board of Directors or the Committee shall not be deemed a termination of employment for the purposes of this Paragraph 12, but no incentive stock option may be exercised during any such leave of absence, except during the first three months thereof. Termination of employment or other relationship with the Company that qualifies the optionee as a Participant, by the holder of a nonqualified stock option or stock appreciation right, will have the effect specified in the individual option agreement or Certificate of Grant as determined by the Committee.

13.  DEATH OR PERMANENT DISABILITY OF OPTION HOLDER.

          If the holder of an incentive stock option dies or becomes permanently disabled while the option holder is employed by the Company or a Subsidiary, the holder's option shall expire one year after the date of such death or permanent disability unless by its terms it expires sooner. During such period after death, such incentive stock options may, to the extent that they remained unexercised (but exercisable by the holder according to such option's terms) on the date of such death, be exercised by the person or persons to whom the option holder's rights under the incentive stock option shall pass by the option holder's will or by the laws of descent and distribution. The death or permanent disability of a holder of a nonqualified stock


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     option or stock appreciation right will have the effect specified in the individual option agreement or Certificate of Grant as determined by the Committee.

14.  PRIVILEGES OF STOCK OWNERSHIP.

          No person entitled to exercise any option or stock appreciation right granted under this Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon exercise of such option or stock appreciation right until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of any option or stock appreciation right unless and until, in the opinion of counsel for the Company, there shall have been full compliance with any applicable registration requirements of the Securities Act, any applicable listing requirements of any national securities exchange or automated quotation system on which the Common Stock is then listed or quoted, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

15.  ADJUSTMENTS.

      15.1. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of stock appreciation rights and shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of stock appreciation rights and shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made.
Any such adjustment in the outstanding options shall be made without change to the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the purchase price for each share covered by the option. Any such adjustment in the outstanding stock appreciation rights shall be made without change in the aggregate Initial Value applicable to the

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unexercised portion of the stock appreciation rights but with a corresponding adjustment in the Initial Value for each share of Common Stock covered by the stock appreciation right.

      15.2. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property or more than eighty percent of the then outstanding stock of the Company to another corporation, this Plan shall terminate, and any stock appreciation rights and options theretofore granted hereunder shall terminate.

      15.3. Notwithstanding the foregoing, the Board of Directors or the Committee may provide in writing in connection with such transaction (or in the individual option agreement or Certificate of Grant) for any or all of the following alternatives (separately or in combinations): (i) for the stock appreciation rights and options theretofore granted to become immediately exercisable; (ii) for the assumption by the successor corporation of the stock appreciation rights and options theretofore granted or the substitution by such corporation for such stock appreciation rights and options of new stock appreciation rights and options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (iii) for the continuance of this Plan by such successor corporation in which event the Plan and the stock appreciation rights and options theretofore granted shall continue in the manner and under the terms so provided.

      15.4. Adjustments under this Paragraph 15 shall be made by the Board of Directors or the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Plan on any such adjustment.

16.  AMENDMENT AND TERMINATION OF PLAN.

      16.1. The Board of Directors or the Committee may at any time suspend or terminate this Plan. The Board of Directors or the Committee may also at any time amend or revise the terms of this Plan, provided that no such amendment or revision shall,


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unless appropriate stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares which may be acquired pursuant to options, and the maximum number of stock appreciation rights, granted under this Plan, except as permitted under the provisions of Paragraph 15 hereof, (ii) change the minimum purchase price set forth in Paragraph 6 hereof or the Initial Value set forth in Paragraph 7 hereof, (iii) increase the maximum term of options or stock appreciation rights provided for in Paragraph 5 hereof, or (iv) change the designation of persons eligible to receive options or stock appreciation rights as provided in Paragraph 4 hereof.

      16.2. No amendment, suspension or termination of this Plan shall, without the consent of the holder, alter or impair any rights or obligations under any option or stock appreciation right theretofore granted under this Plan.

17.  EFFECTIVE DATE OF PLAN.

     No option or stock appreciation right may be granted under this Plan unless and until (i) the options and underlying shares and stock appreciation rights have been registered under the Securities Act of 1933 and qualified with the appropriate state regulatory agencies, or (ii) the Company has been advised by counsel that such options, shares and stock appreciation rights are exempt from such registration and/or qualification. This Plan shall be submitted for approval by the holders of the outstanding voting stock of the Company within twelve months from the date this Plan is adopted by the Board of Directors.
This Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by (i) the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting at which a quorum is present or (ii) the written consent of the holders of a majority of the outstanding voting shares of the Company. Any options or stock appreciation rights granted under this Plan prior to obtaining such stockholder approval shall be granted under the conditions that the options or stock appreciation rights so granted (i) shall not be exercisable prior to such approval, and (ii) shall become null and void if such stockholder approval is not obtained.


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